Exhibit 10.3

CA, Inc. Change in Control Severance Policy
(Amended and Restated as of August 5, 2015)

(Schedule as of July 26, 2016)

Schedule A
(2.99 Multiple)

Chief Executive Officer (Michael P. Gregoire)
Executive Vice President and Group Executive, Worldwide Sales and Services (Adam Elster)
Executive Vice President and Chief Products Officer (Ayman Sayed)

[Employees may be added or eliminated from time to time]

Schedule B
(2.00 Multiple)

Executive Vice President and Chief Marketing Officer (Lauren P. Flaherty)
Executive Vice President and General Counsel (Michael C. Bisignano)

[Employees may be added or eliminated from time to time]

Schedule C
(1.00 Multiple)

Executive Vice President, Strategy and Corporate Development (Jacob Lamm)
Executive Vice President, Global Operations and Information Systems (Paul L. Pronsati)

[Employees may be added or eliminated from time to time]